[AMENDMENT LONG TERM PERFORMANCE PLAN]

      1.5   Shares Subject to the Plan:

            Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, par value $.01 (the "Common Stock"). The maximum number of Shares (as defined below) which may be issued for all purposes under the Plan shall be 1,500,000 and the maximum number of Shares which may be issued for all purposes under the Plan to any one Participant shall be 1,000,000. Any Shares subject to an Option which for any reason is canceled (excluding Shares subject to an Option canceled upon the exercise of a related SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for awards under the Plan, provided that if the Participant received any economic benefit from holding such Option SAR, Dividend
      Equivalent, Other Stock-Based Award, Performance Unit,
      Performance Shares or Restricted Stock that is not subsequently forfeited, such shares shall not become available again for award under the Plan. Shares subject to an Option canceled upon the exercise of an SAR shall not again be available for award under the Plan.